Exhibit 10.29

ELEVENTH AMENDMENT

TO THE FIRST RESTATEMENT OF THE

MERIT MEDICAL SYSTEMS, INC. 401(k) PROFIT SHARING PLAN

This Eleventh Amendment to the First Restatement of the Medical Systems, Inc. 401(k) Profit Sharing Plan (the “Plan”) is adopted effective as of January 1, 2008 by Merit Medical Systems, Inc. (the “Employer”) as principal sponsor of the Plan.

WHEREAS, the Employer maintains the Plan for the benefit of its employees and the employees of its participating subsidiaries; and

WHEREAS, it is necessary and desirable to amend the Plan’s definitions of “Compensation”  and “Section 415 Total Earnings” to reflect “final” Internal Revenue Code Section 415 regulations that apply to the Plan for limitation years beginning after July 1, 2007; and

WHEREAS, the Employer has reserved the right to amend the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.                                       Article I, Section 11 of the Plan document, defining “Compensation,” is amended to add the following paragraph at the end thereof:

“With respect to any Plan Year, a Participant’s Compensation for that Plan Year shall mean the amount of Compensation actually paid to the Participant during that Plan Year (regardless of whether earned during the Plan Year or the immediately preceding Plan Year).  Notwithstanding the foregoing, Compensation for a Plan Year shall not include amounts paid by the Employer after the effective date of the Participant’s “severance from employment” within the meaning of Treasury Regulation Section 1.415(a)-1(f)(5) except for the following amounts which the Employer pays by the later of (i) 2 ½ months after the effective date of severance from employment, or (ii) the end of the Limitation Year that includes the effective date of severance from employment:

(a)  Regular pay for services during the Participant’s regular working hours, or compensation for services rendered outside the Participant’s regular working hours (such as overtime or shift differential), bonuses, commissions or other similar accrued amounts that would have been paid had the Participant not incurred a severance from employment; and

(b)  Payment for unused, accrued bona fide sick, vacation or other leave, but only to the extent the Participant would have been able to use such leave if employment had continued.

In no event shall any severance pay, severance benefits or non-qualified deferred compensation paid after the date of severance of employment be included in Compensation, and no contributions shall be made under the Plan with respect to such excluded amounts.”

2.                                       Article I, Section 46 of the Plan document, defining “Section 415 Total Earnings,” is amended to add the following paragraph at the end thereof:

“With respect to any Limitation Year, a Participant’s Section 415 Total Earnings for that Limitation Year shall mean the amount of “Compensation” actually paid to the Participant during that Limitation Year (regardless of whether earned during the Limitation Year or the immediately preceding Limitation Year).  Notwithstanding the foregoing, Section 415 Total Earnings for a Limitation Year shall not include amounts paid by the Employer after the effective date of the Participant’s “severance from employment” within the meaning of Treasury Regulation Section 1.415(a)-1(f)(5) except for the following amounts which the Employer pays by the later of (i) 2 ½ months after the effective date of severance from employment, or (ii) the end of the Limitation Year that includes the effective date of severance from employment:

(a)  Regular pay for services during the Participant’s regular working hours, or compensation for services rendered outside the Participant’s regular working hours (such as overtime or shift differential), bonuses, commissions or other similar accrued amounts that would have been paid had the Participant not incurred a severance from employment; and

(b)  Payment for unused, accrued bona fide sick, vacation or other leave, but only to the extent the Participant would have been able to use such leave if employment had continued.

In no event shall any severance pay, severance benefits or non-qualified deferred compensation paid after the date of severance of employment be included in “Section 415 Total Earnings.”

3.                                       Except as provided above, the Plan is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the Employer has caused this Eleventh Amendment to be executed this 21st day of May, 2008.

MERIT MEDICAL SYSTEMS, INC.

By:	/s/ Rashelle Perry
Name:	Rashelle Perry
Its:	Chief Legal Officer